CONNER & WINTERS
                    A Professional Corporation
                             LAWYERS
                      ONE LEADERSHIP SQUARE
                  211 NORTH ROBINSON, SUITE 1700
                OKLAHOMA CITY, OKLAHOMA 73102-7101
                          (405) 272-5711
                          (405) 232-2695


                        September 20, 1999



Perma-Fix Environmental Services, Inc.
1940 Northwest 67th Place
Gainesville, Florida  32653

     Re:  Perma-Fix Environmental Services, Inc.; Form S-3
          Registration Statement Registering 2,075,237 Shares
          of Common Stock; Our File No. 7034.001
          ___________________________________________________

Ladies and Gentlemen:

     We have acted as special counsel to Perma-Fix Environmental Services, Inc. (the "Company") in connection with the Form S-3 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed reoffer or resale from time to time by RBB Bank Aktiengesellschaft("RBB Bank"), of the following:

     (i)  up to 2,075,237 shares of the Company's Common
          Stock, par value $.001 per share ("Common Stock") by RBB Bank that are issuable by the Company to RBB
          Bank ("RBB Shares") as follows:

          (a) up to 1,700,000 shares acquired or to be acquired by RBB Bank upon conversion of the Company's Series 3 Class C Convertible Preferred Stock, par value $.001 per share ("Series 3 Class C Preferred Stock") and Series 14 Class N Convertible Preferred Stock, par value $.001 per share ("Series 14 Class N Preferred Stock");

Perma-Fix Environmental Services, Inc.
September 20, 1999
Page 2




          (b)  up to 375,237 shares being acquired by RBB
               Bank as payment of dividends on the Series 3
               Class C Preferred Stock, Series 11 Class K
               Convertible Preferred Stock, par value $.001 per share ("Series 11 Class K Preferred
               Stock"), and Series 14 Class N Preferred
               Stock.

     We have examined such corporate records, certificates of officers, other documents and questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

     On the basis of such examination and review, we are of the opinion that the RBB Shares will constitute, if and when issued pursuant to the terms of the Series 3 Class C Preferred Stock, Series 11 Class K Preferred Stock, or Series 14 Class N Preferred Stock, validly issued and fully paid and nonassessable shares of Common Stock.

     We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Opinion" in the Prospectus forming a part of the Registration Statement.

                                   Very truly yours,

                                   CONNER & WINTERS,
                                   A Professional Corporation

                                   /s/ Conner & Winters,
                                       A Professional Corporation


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